UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 27, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Corporate Units of PPL Corporation	PPLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events

On August 21, 2026, the Rhode Island Public Utilities Commission ("RIPUC") approved oral motions in the base distribution rate case proceeding of The Narragansett Electric Company d/b/a Rhode Island Energy ("RIE"), which RIE filed in November 2025. In the proceeding, RIE requested increases in annual electric and gas revenues, and sought approval of related accounting and other proposals. The RIPUC approved certain aspects of RIE's proposals and modified or rejected others. The RIPUC decisions authorize annual revenue increases of $44.1 million for electric and $93.7 million for gas, a return on equity of 9.275% and a debt-to-equity ratio of 48 percent debt to 52 percent equity. The RIPUC did not approve a proposed second rate year, but noted that such matter could be considered at a later time.

Among other things, the RIPUC decisions also addressed certain issues regarding the recovery and accounting treatment of certain expenses, established new performance metrics for certain investments and directed RIE to file a new tariff for extra-large electric loads by December 31, 2026. The RIPUC also approved or accepted several settlement agreements with intervening parties.

In response to the motions, RIE made the required compliance filing on August 27, 2026. The approved rate changes will be effective as of September 1, 2026. A final written order memorializing these decisions is expected to be filed by the RIPUC in the coming weeks. RIE and all intervening parties have the right to appeal the RIPUC decisions. RIE continues to evaluate the details of the decisions and related matters, including potential next steps. PPL Corporation ("PPL") and RIE cannot predict the ultimate outcome of this matter.

The RIPUC also addressed RIE's proposal with respect to its commitment to hold customers harmless from certain potential tax impacts related to PPL's acquisition of RIE in May 2022 (the "Hold Harmless Commitment"). The RIPUC denied RIE's hold harmless proposal as submitted but authorized an alternative that increases the accelerated amount to be provided to customers as bill credits by approximately $11 million, resulting in total credits of approximately $170 million. The Division confirmed that the alternative proposal would fully satisfy RIE's obligation under the Hold Harmless Commitment, and RIE voluntarily accepted the RIPUC's alternative proposal on August 25, 2026. The credits will be issued to RIE electric and gas customers from October 2026 through September 2027.

In connection with the above matters, PPL reaffirms its previously disclosed 2026 ongoing earnings per share forecast and long-term earnings growth targets.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in Rhode Island; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL's most recently filed Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  August 27, 2026